NEWS RELEASE

Media Contact: Rick Hightower
Michelle Foley, or
Dennis Poynter
317.282.2659
public.relations@iflyata.com

ATA Holdings Corp. and ATA Airlines Announce Realignment of
Senior Leadership Team Responsibilities

INDIANAPOLIS, January 10, 2006 - ATA Holdings Corp. (ATAHQ) and ATA Airlines announced today the following promotions and realignment of responsibilities at the senior leadership level, effective immediately. The new structure reflects ATA’s intention to drive accountability down to each of its two lines of business - Military/Charter and Scheduled Service.

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Subodh Karnik, currently the Company’s Senior Vice President and Chief Commercial Officer, will become Executive Vice President and Chief Operating Officer (COO) - reporting to John Denison, Chairman, President and CEO. Karnik will have direct responsibility for all operations including marketing, planning, and finance functions.

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Captain John Graber, currently the Company’s Senior Vice President, Flight Operations and Maintenance, will become General Manager - Military/Charter and Senior Vice President - Operations. Captain Graber will report to the COO. As General Manager-Military/Charter, he will have responsibility for all aspects of ATA’s Military/Charter business. As Senior Vice President-Operations, his responsibilities will include Flight Operations, Maintenance, System Operations Control, and Safety and Security.

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ATA has created a new position, Senior Vice President - Scheduled Service, and expects to name a leader for that new role within the next month. The SVP-Scheduled Service will also report to the COO and will have responsibility for the Marketing and Market Planning functions as well as Inflight, Station Operations, Cargo, and Corporate Communications.

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Doug Yakola, currently the Company’s Senior Vice President, Customers and Ground Operations, will become Senior Vice President - Chief Financial Officer (CFO) reporting to the COO. In addition to his finance and accounting responsibilities, Yakola will be responsible for Strategic Sourcing, Information Technology, and Real Estate. Francis J. Conway, ATA’s interim CFO, will remain with the Company until ATA emerges from Chapter 11, expected during the first quarter of 2006, and will assist Yakola with all aspects of his new role until that time.

Senior Leadership Realignment

“ATA is fortunate to have professionals with the experience and determination needed to lead ATA to a profitable future. I am of course very pleased to announce that Subodh Karnik, Captain John Graber and Doug Yakola have accepted their new assignments. Our Company needs their energy, vision, and good judgment as we complete the financial and operational restructuring process,” said John Denison, Chairman, CEO, and President. “Against harsh odds, ATA will emerge from Chapter 11 in First Quarter 2006 because of our employees’ hard work and sacrifices, their caring for one another, and most importantly because of their absolute determination to ‘win’. Work remains to be done, but I have no doubt of our ultimate success because our employees will accept nothing less,” he added.

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John Denison - Chairman, CEO, and President: John Denison was recently elected to succeed George Mikelsons as Chairman of the Board of the Company upon Mikelsons’ resignation effective Dec. 31, 2005. He joined ATA in February of 2005 after a three-year period of retirement from Southwest Airlines. There his responsibilities included serving as Executive Vice President of Corporate Services and Chief Financial Officer. Prior to joining Southwest in 1986, Denison served for six years in various corporate finance roles at the LTV Corporation also in Dallas, Texas. Among other responsibilities, he assisted in the financial restructuring of the conglomerate that held interests in aerospace defense, steel and energy.

Denison’s leadership in restructuring efforts for struggling companies dates back to the 1970s. He spent his early career in the Detroit area with more than a decade at the Chrysler Corporation. As Manager of Corporate Finance, Denison played a role in the restructuring of the automaker and was part of a team responsible for obtaining the government assistance that ultimately saved the company. Denison earned a bachelor of arts in economics at Oakland University in Rochester, Mich. and continued his graduate education at Wayne State University, where he earned a master of business administration in finance.

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Subodh Karnik - Executive Vice President and Chief Operating Officer - Subodh Karnik joined ATA in June of 2005 as Senior Vice President and Chief Commercial Officer. Karnik has 15 years of airline experience that includes serving in a wide range of leadership roles at three major carriers. Most recently, he was Senior Vice President of Marketing Planning at Delta Air Lines. Before joining Delta in 1999, Karnik worked as Staff Vice President of International Finance at Continental Airlines and CFO of subsidiary Continental Micronesia. He moved to Continental from Northwest Airlines, where Karnik maintained responsibilities in alliances, international sales, revenue management and strategic planning. He is a graduate of the Birla Institute of Technology and Science and the University of Michigan Ross School of Business.

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Senior Leadership Realignment

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Doug Yakola - Senior Vice President and Chief Financial Officer: Doug Yakola joined ATA in 2003 as Vice President, Station Operations and Cargo. In 2005, he was promoted to Senior Vice President, Customers and Ground operations. Prior to joining ATA, Yakola spent eighteen years at Northwest Airlines. His experience with Northwest included director-level roles with responsibility for the passenger service operation at Northwest’s largest hub (Detroit), overseeing luggage handling worldwide, and station technology planning. Yakola holds a master of business administration from the Kellogg School of Management - Northwestern University, and a bachelor of science in business administration from the University of Central Florida.

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Captain John Graber - General Manager - Military/Charter and Senior Vice President - Operations: Captain John Graber joined ATA in 1993 as a First Officer. He has held numerous positions at the carrier, from Crew Resource Management and Ground School Instructor to Director of Flight Standards and Training. Graber was promoted to Senior Vice President, Flight Operations and Maintenance in January of 2005. Prior to joining ATA, Graber spent time flying for Pan Am Express in Europe, TW Express Airlines, Inc., and the U.S. Army. He is a recipient of the Bronze Star and two Air Medals with V device for exemplary service in Operation Desert Storm. Graber holds a master of business administration, cum laude, from the University of Notre Dame, and a bachelor of arts from Edison State College.

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Frank Conway - Francis J. Conway joined ATA Holdings Corp. in June of 2005 as Interim Chief Financial Officer. In this role, he continues to work closely with ATA’s senior leadership team to direct the Company’s Chapter 11 reorganization efforts. Conway’s professional background includes more than 20 years of experience serving financially distressed companies as an officer, director and advisor. Much of this work has been in the aviation industry, where he has served as financial advisor to scheduled carriers as well as an officer and director with numerous aircraft leasing entities. Conway comes to ATA from Navigant Capital Advisors, LLC, the dedicated corporate finance advisory business of Navigant Consulting, Inc. (“Navigant”). As Managing Director for Navigant Capital Advisors, he leads the firm’s restructuring practice. Conway holds a bachelor of science in accounting and management from New York University and is a Certified Public Accountant (C.P.A.).

ATA Airlines, headquartered in Indianapolis, now in its 33rd year of operation, offers affordable travel to major business centers and popular vacation destinations like New York, Dallas/Ft. Worth, Hawaii, Florida and Mexico. Through direct and connecting Southwest Airlines codeshare flights, ATA now serves customers in more than 60 markets. For more information, visit ata.com.

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